EXHIBIT 5.1


                                   May 2, 2008



Interplay Entertainment Corp.
100 N. Crescent Drive
Beverly Hills, CA 90210

Ladies and Gentlemen:

         We have acted as counsel for Interplay Entertainment Corp. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to a total of 6,370,000 shares (the "Shares") of the Company's common stock, par value $.001 per share, which may be issued by the Company upon the exercise of warrants pursuant to three warrant agreements dated as of October 2, 2006, one between the Company and Herve Caen, one between the Company and Eric Caen, and one between the Company and Michael Welter. In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the authentic original of any document submitted to us as a copy, the genuineness of all signatures, and the legal capacity and mental competence of all natural persons.

         Based on the foregoing, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, and upon payment of the exercise prices thereof to the Company in accordance with such warrant agreements, will be validly issued, fully paid and nonassessable.

         This opinion is being rendered to be effective as of the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

         This opinion is furnished solely in connection with the Registration Statement, and may not be used for any other purpose without our express written consent.

                                                     SHARTSIS FRIESE LLP


                                                     By: /S/ P. RUPERT RUSSELL
                                                         -----------------------
                                                     P. Rupert Russell
                                                     Partner